UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NORTH CENTRAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2008

Dear Shareholders:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of North Central Bancshares, Inc. (the “Company”), the holding company for First Federal Savings Bank of Iowa (the “Bank”), which will be held on April 25, 2008 at 10:00 a.m., Central Time, at the Boston Centre, Suite 100, located at 809 Central Avenue, Fort Dodge, Iowa. Enclosed are a Notice of Annual Meeting, Proxy Statement, Proxy Card and 2007 Annual Report to Shareholders.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. In addition, management will report on the operations and activities of the Company and there will be an opportunity for you to ask questions about the Company’s business.

Your Board of Directors unanimously recommends that you vote “FOR” the director nominees named in the Proxy Statement.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to sign, date and return your Proxy Card as soon as possible in the enclosed postage paid envelope. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting. Examples of such documentation would include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support.

Sincerely,

/s/ David B. Bradley
David M. Bradley Chairman of the Board, President and Chief Executive Officer

NORTH CENTRAL BANCSHARES, INC.
825 CENTRAL AVENUE
FORT DODGE, IOWA 50501
(515) 576-7531

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Friday, April 25, 2008

Time:	10:00 a.m., Central Time

Place:	Boston Centre, Suite 100
809 Central Avenue
Fort Dodge, IA 50501

At our 2008 Annual Meeting, we will ask you to:

1.	Elect two candidates to serve as directors for a three-year period expiring at the 2011 Annual Meeting; and

2.	Transact any other business as may properly come before the Annual Meeting.

You may vote at the Annual Meeting and at any adjournment or postponement thereof if you were a shareholder of the Company at the close of business on March 3, 2008, the record date.

By Order of the Board of Directors,

/s/ C. Thomas Chalstrom
C. Thomas Chalstrom Secretary

Fort Dodge, Iowa
March 17, 2008

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.

NORTH CENTRAL BANCSHARES, INC.
825 CENTRAL AVENUE
FORT DODGE, IOWA 50501
(515) 576-7531

PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

Why We Sent You This Proxy Statement

We have sent to the shareholders of North Central Bancshares, Inc. (the “Company”) this Proxy Statement and enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card, and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Rights.”

We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 17, 2008 to all shareholders entitled to vote. If you owned shares of the Company’s common stock at the close of business on March 3, 2008, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,340,948 shares of common stock issued and outstanding.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of at least a majority of the total number of votes eligible to be cast in the election of directors will constitute a quorum.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the Company’s common stock that you owned at the close of business on March 3, 2008. (The number of shares you owned as of the record date is listed on the enclosed proxy card.) Our Articles of Incorporation provide restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock.

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete and sign your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not specify how you want to vote your shares, your proxy will vote your shares FOR the election of the two nominees for director.

If any other matters are properly presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those discussed in this Proxy Statement.

Vote Required

•
Proposal 1: Election of Directors. The two nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee. You may not vote your shares cumulatively for the election of the directors.

Effect of Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker may vote your shares on Proposal 1 even if the broker does not receive instructions from you. If your broker does not vote on Proposal 1, this will constitute a “broker non-vote.” A broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of the directors.

Confidential Voting Policy

The Company maintains a policy of keeping shareholder votes confidential. The Company only lets its Inspector of Election examine the voting materials. The Inspector of Election will not disclose your vote to management unless it is necessary to meet legal requirements. The Inspector of Election will, however, forward any written comments that you may have to management.

Revoking Your Proxy

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	Filing with the Secretary of the Company a letter revoking the proxy;

•	Timely submitting another signed proxy with a later date; or

•	Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to voting.

If your shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company’s common stock as of the record date.

Voting Procedures for Shares Held in ESOP and 401(k) Plan Account

If you are a participant in our Employee Stock Ownership Plan (ESOP) or 401(k) Plan and have Company common stock held on your account, you have the right to direct the voting of these shares through the respective plans’ trustees. If you have such rights, you will receive a separate mailing with instructions for exercising your rights to direct the voting of Company common stock held in your plan accounts. Do not use the enclosed proxy card to direct the vote of Company common stock held in your ESOP and 401(k) Plan accounts.

Solicitation of Proxies

The Company will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of the Company and the Bank may solicit proxies by mail, telephone and other forms of communication, and will receive no additional compensation. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

While this proxy statement is accompanied by the Company’s 2007 Annual Report to Shareholders, additional information about the Company and the fiscal year ended December 31, 2007 will be included in the Annual Report on Form 10-K. If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which we will file with the Securities and Exchange Commission (“SEC”) by March 31, 2008, we will send you one (without exhibits) free of charge. Please write to:

C. Thomas Chalstrom
North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, IA 50501

The complete Annual Report on Form 10-K is available on the SEC’s website at www.sec.gov or via the Bank’s website at www.firstfederaliowa.com. The information set forth on the Company’s website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of the Company’s other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically so provides.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table shows certain information for persons who we know “beneficially owned” 5% or more of our common stock as of December 31, 2007. In general, beneficial ownership includes those shares over which a person has voting or investment power. In this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after December 31, 2007. The Company is not aware of any changes to the beneficial ownership information included in the table below between December 31, 2007 and the date of this proxy statement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent(1)
Employee Stock Ownership Plan of First Federal Savings Bank of Iowa 825 Central Avenue Fort Dodge, IA 50501	155,266(2)	11.58%

FMR LLC Edward C. Johnson, III Fidelity Management & Research Company Fidelity Low Priced Stock Fund 82 Devonshire Street Boston, MA 02109	133,861(3)	9.99%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	122,200(4)	9.11%

Thomson Horstmann & Bryant, Inc. Park 80 West, Plaza One Saddle Brook, NJ 07663	83,241(5)	6.21%

(1)	Percentages with respect to each person or group of persons have been calculated based upon 1,340,948 shares of Common Stock outstanding as of December 31, 2007.

(2)
The Employee Stock Ownership Plan (“ESOP”) is administered by a committee of the Company’s Board of Directors (the “ESOP Committee”). The ESOP’s assets are held in a trust (the “ESOP Trust”), for which First Bankers Trust Company, N.A. serves as trustee (the “ESOP Trustee”). The ESOP Trust purchased these shares with funds borrowed from the Company, initially placed these shares in a suspense account for future allocation and has allocated them to employees over a period of years as its acquisition debt was retired. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee’s fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the ESOP Committee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with the following rule: the ESOP Committee will vote, tender or exchange shares of Common Stock allocated to participants’ accounts in accordance with instructions received from the participants. As of December 31, 2007, all shares held by the ESOP Trust have been allocated. The ESOP Committee will vote allocated shares as to which no instructions are received in the same proportion as allocated shares with respect to which the ESOP trustee receives instructions are voted. In addition, with respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Except as described above, the ESOP Committee of the Company’s Board of Directors has sole investment power, but no voting power over the Common Stock held in the ESOP Trust.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2008. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment advisor, is the beneficial owner of 133,861 shares of the Company’s Common Stock as a result of acting as an investment adviser to Fidelity Low Priced Stock Fund. In their capacity as the predominant owners of Series B voting common shares of FMR LLC, members of the Edward C. Johnson, III family together own approximately 49% of FMR LLC. In addition, the Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B share of FMR Corp. will be voted in accordance with the majority vote of Series B shares of FMR LLC. Based on the foregoing, the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson, III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. According to the 13G, the reporting persons have sole dispositive power with respect to the shares reported above.

(4)
Based on a Schedule 13G/A filed with the SEC on February 6, 2008. by Dimensional Fund Advisors, Inc. (“Dimensional”), an investment adviser. According to the Schedule 13G/A, Dimensional disclaims beneficial ownership of such shares and .may be deemed to have sole voting power and sole dispositive power with respect to the shares reported above.

(5)
Based on a Schedule 13G filed with the SEC on February 6, 2008 by Thomson Horstmann & Bryant, Inc., an investment adviser. According to the Schedule 13G, Thomson Horstmann & Bryant, Inc. has sole voting power and sole dispositive power with respect to the shares reported above.

Security Ownership of Management

The following table sets forth information with respect to the shares of our common stock beneficially owned by each director of the Company, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere in this proxy statement and all directors and executive officers of the Company or the Company’s wholly owned subsidiary, First Federal Savings Bank of Iowa (the “Bank”) as a group as of December 31, 2007. The percent of common stock outstanding for each person identified below was based on a total of 1,340,948 shares of our common stock as of December 31, 2007, plus shares of Company common stock that such person or group has the right to acquire within 60 days after December 31, 2007, by the exercise of stock options. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Company common stock listed next to their name. The Company is not aware of any changes to the beneficial ownership information included in the table below between December 31, 2007 and the date of this proxy statement

Name	Title(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock Outstanding
David M. Bradley	Chairman and Chief Executive Officer of the Company and the Bank; President of the Company	52,290(3)	3.9%

C. Thomas Chalstrom	Director and Executive Vice President of the Company; President and Chief Operating Officer of the Bank; Corporate Secretary	15,456(4)	1.2%

Kyle C. Cook	Treasurer and Chief Financial Officer	995	*

Paul F. Bognanno	Director	5,900(5)	*

Randall L. Minear	Director	5,600(6)	*

Melvin R. Schroeder	Director	7,804(7)	*

Robert H. Singer, Jr.	Director	13,454(8)	1.0%

Mark M. Thompson	Director	20,863(9)	1.5%

Kirk A. Yung	Senior Vice President	10,879(10)	*

All directors and executive officers as a group (9 persons)(11)		249,823	18.0%

*	Less than 1% of common stock outstanding.

(1)	Unless indicated, titles are for both the Company and the Bank.

(2)
See “Principal Shareholders of the Company” for a definition of “beneficial ownership.” The figure shown for all directors and executive officers as a group includes all 155,266 shares held in the ESOP as to which the members of the Company’s ESOP Committee (consisting of Directors Schroeder, Singer, and Minear) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the ESOP Committee individually.

(3)
Includes 10,893 shares over which Mr. Bradley has shared voting and investment power and 203 shares held by Mr. Bradley’s spouse and child. Also, includes 4,511 shares held in the Bank’s 401(k) plan and 20,883 shares held in the Bank’s ESOP. Includes 15,500 shares which may be acquired upon the exercise of stock options within 60 days after December 31, 2007. Includes 300 shares of unvested restricted stock.

(4)
Includes 2,710 shares over which Mr. Chalstrom has shared voting and investment power. Also, includes 830 shares held in the Bank’s 401(k) plan and 9,616 shares held in the Bank’s ESOP. Includes 2,000 shares which may be acquired upon the exercise of stock options within 60 days after December 31, 2007. Includes 300 shares of unvested restricted stock.

(5)
Includes 3,600 shares over which Mr. Bognanno has shared voting and investment power. Also, includes 2,000 shares which may be acquired upon the exercise of stock options within 60 days of December 31, 2007. Includes 300 shares of unvested restricted stock.

(6)
Includes 1,300 shares over which Mr. Minear has shared voting and investment power. Also, includes 4,000 shares which may be acquired upon the exercise of stock options within 60 days after December 31, 2007. Includes 300 shares of unvested restricted stock.

(7)	Includes 7,504 shares over which Mr. Schroeder has shared voting and investment power. Includes 300 shares of unvested restricted stock.

(8)
Includes 5,154 shares over which Mr. Singer has shared voting and investment power. Also, includes 8,000 shares which may be acquired upon the exercise of stock options within 60 days after December 31, 2007. Includes 300 shares of unvested restricted stock.

(9)
Includes 500 shares over which Mr. Thompson has shared voting and investment power. Also, includes 1,850 shares held in Mr. Thompson’s individual retirement account, 2,000 shares held in a limited partnership for which Mr. Thompson is the general partner, and 2,213 shares held in a limited partnership for which Mr. Thompson is a limited partner and the acting general partner under a power of attorney granted by the general partner. Includes 14,000 shares which may be acquired upon the exercise of stock options within 60 days after December 31, 2007. Includes 300 shares of unvested restricted stock.

(10)
Includes 2,002 shares over which Mr. Yung has shared voting and investment power. Also, includes 563 shares held in the Bank’s 401(k) plan, 8,185 shares held in the Bank’s ESOP and 129 shares held by Mr. Yung on behalf of his children.

(11)
The figures shown include 5,904 shares held pursuant to First Federal Savings Bank of Iowa Employees Savings and Profit Sharing Plan and Trust that have been allocated as of December 31, 2007, to all executive officers as a group. Such persons have sole voting power and sole investment power as to such shares.

PROPOSAL 1
ELECTION OF DIRECTORS

General

The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, each class to contain, as near as may be possible, one-third of the entire number of the Board. The directors of each class serve for a term of three years, with one class elected each year. In all cases, directors serve until their successors are elected and qualified.

The Nominating Committee has nominated two candidates for election as directors at the Annual Meeting, each to serve for a three year term ending in 2011. Each nominee has consented to being named in this Proxy Statement and to serve, if elected. However, if any nominee should become unable to serve, the proxies received in response to this solicitation that were voted in favor of such nominee will be voted for the election of such other person as shall be designated by the Board of Directors of the Company, unless the Board of Directors shall determine to further reduce the number of directors pursuant to the Bylaws of the Company. In any event, proxies cannot be voted for a greater number of persons than the two nominees named.

Information with Respect to Nominees and Continuing Directors

The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting (“Continuing Director”). There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Management.”

Name	Age(1)	End of Term	Position Held with Company	Director Since(2)
Nominees
Mark M. Thompson	55	2008	Director	1999

Paul F. Bognanno	58	2008	Director	2005

Continuing Directors
David M. Bradley	55	2009	Chairman of the Board, President and Chief Executive Officer	1989

Robert H. Singer, Jr.	59	2009	Director	1997

C. Thomas Chalstrom	43	2010	Executive Vice President and Corporate Secretary	2004

Randall L. Minear	50	2010	Director	2004

Melvin R. Schroeder	70	2010	Director	1992

(1)	At December 31, 2007.

(2)	Includes terms as directors of the Bank prior to the incorporation of the Company on December 5, 1995.

- -

The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below. Positions held by a director or executive officer have been held for at least the past five years unless stated otherwise.

Nominees for Election as Directors

Mark M. Thompson has been an owner of Thompson & Eich CPAs (formerly known as Mark Thompson CPA, P.C.) in Fort Dodge, Iowa since 1984 and has been a certified public accountant since 1978.

Paul F. Bognanno served as Senior Executive Vice President of the Company from February 2007 to July 1, 2007 when Mr. Bognanno became President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank until October 31, 2007. From 1993 to 2004, he was the President and Chief Executive Officer of Principal Residential Mortgage, a wholly-owned subsidiary of The Principal Financial Group. From November 1, 2007 to present, Mr. Bognanno is employed as Vice Chairman of Radian Guaranty (NYSE: RDN).

Continuing Directors

David M. Bradley was reappointed President and Chief Executive Officer of North Central Bancshares, Inc. and as Chief Executive Officer of First Federal Savings Bank of Iowa in October 2007. Mr. Bradley served as the President and CEO of North Central Bancshares, Inc. since its inception in December 1995 until July 1, 2007. He has been employed by the Bank since 1982 and served as its CEO from 1992 to July 1, 2007. He has served as the Chairman of the Board of North Central Bancshares, Inc. and First Federal Savings Bank of Iowa since 1997.

Robert H. Singer, Jr. is Executive Director of the Fort Dodge Area Chamber of Commerce. From 1988 to 2002, Mr. Singer was the co-owner of Calvert, Singer & Kelley Insurance Services, Inc., an insurance agency, in Fort Dodge, Iowa.

C. Thomas Chalstrom has been employed with the Bank since 1985. He was Executive Vice President from 1994 until 2004. Mr. Chalstrom was named Chief Operating Officer of the Bank in December 1998. He became President of the Bank in April 2004. Mr. Chalstrom became Corporate Secretary of the Company and Bank in January 2008.

Randall L. Minear is the President of Terrus Real Estate Group, located in Des Moines, Iowa. He formerly served as the Director of Corporate Real Estate for The Principal Financial Group and as President of Principal Real Estate Services, a subsidiary of The Principal Financial Group.

Melvin R. Schroeder was formerly Vice President of Instruction at Iowa Central Community College in Fort Dodge, Iowa, until his retirement in 2001. He had been employed with the College since 1967.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors Independence

The Board of Directors is comprised of a majority of directors who qualify as independent according to Nasdaq Stock Market listing standards. Based upon the term “independent” as defined by Nasdaq Stock Market listing standards, the Board of Directors has determined that the following directors and director nominees are independent: Robert H. Singer, Jr., Mark M. Thompson, Melvin R. Schroeder and Randall L. Minear.

Annually, the Board of Directors reviews the relationships that each director has with the Company and its affiliates as well as the criteria and standards for determining independence. Upon review, the Board of Directors affirmatively determines which directors are considered independent.

Board and Committee Meetings

The Company’s Board of Directors held twelve regular meetings, one annual meeting, and one reorganizational meeting during 2007. During 2007, all directors of the Company attended at least 75% of the total meetings held during the period of their service on the Board of Directors and committees thereof. The Board of Directors maintains certain committees, the nature and composition of which are described below.

Personnel and Compensation Committee. The Personnel and Compensation Committee meets periodically to review the performance of, and to make recommendations to, the Board regarding the compensation of the Company’s officers. In 2007, the Personnel and Compensation Committee of the Company was comprised of Directors Schroeder (Chair), Singer, and Minear. The Personnel and Compensation Committee met three times during the year ended December 31, 2007. All members of the Personnel and Compensation Committee are independent directors as defined in the The Nasdaq Stock Market listing standards.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee formulates our corporate governance guidelines and determines the qualification and independence of directors and committee members. The committee is responsible for nominating persons for election to the Board of Directors and also reviews whether shareholder nominations (if any) comply with the notice procedures set forth in the Company’s bylaws. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which was attached as Appendix A to our Proxy Statement for the 2006 Annual Meeting which was filed with the SEC on March 20, 2006.

In 2007, the Nominating and Corporate Governance Committee was comprised of Directors Singer (Chair), Thompson, and Bognanno, until February 1, 2007, when Director Bognanno became an employee of the Bank and ceased serving on the Nominating and Corporate Governance Committee and Directors Singer (Chair), Minear, and Schroeder beginning April 25, 2007. The Nominating and Corporate Governance Committee met one time during the year ended December 31, 2007. All members of the Nominating and Corporate Governance Committee are independent directors as defined in The Nasdaq Stock Market listing standards.

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders in accordance with Article V, Section V of the Company’s bylaws. Pursuant to Article V, Section IX of the Company’s bylaws, any shareholder of record of the Company entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of the Company (the “Secretary”) may recommend or nominate a director candidate for consideration by the committee. To be timely, a shareholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an election to be held at an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. The shareholder’s notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination. If a nomination is not properly brought before the meeting in accordance with the Company’s bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about the Company’s director nomination requirements, please see the Company’s bylaws.

It is the policy of the Nominating and Corporate Governance Committee to select individuals as director nominees with the goal of creating a balance of knowledge, experience and interest on the Board. The committee evaluates candidates for their character, judgment, business experience and acumen. Shareholder nominees are analyzed by the Nominating and Corporate Governance Committee in the same manner as nominees that are identified by the committee. The Company does not pay a fee to any third party to identify or evaluate nominees.

Mark M. Thompson and Paul F. Bognanno were each nominated by the non-management, independent directors that comprise the Nominating and Corporate Governance Committee. As of December 31, 2007, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2008 Annual Meeting.

Audit Committee. In 2007, the Audit Committee was chaired by Director Thompson, with Directors Singer, Schroeder, and Minear as members through December 14, 2007 when Director Minear ceased serving on the Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The committee will also review and approve all transactions with affiliated parties. The Board of Directors of the Company has adopted a written charter for the Audit Committee, a copy of the most current version of which is attached as Appendix A to this Proxy Statement. All members of the Audit Committee are independent directors as defined in The Nasdaq Stock Market listing standards. The Company believes that Director Thompson qualifies as an “Audit Committee Financial Expert” as that term is defined by applicable SEC rules and has been so designated by the Board of Directors. The committee met four times in the 2007 fiscal year.

Shareholder Communications with our Board of Directors

Shareholders may contact the Company’s Board by contacting C. Thomas Chalstrom, Secretary, at North Central Bancshares, Inc., 825 Central Avenue, Fort Dodge, Iowa, 50501 or at (515) 576-7531. All comments will be forwarded directly to the Board of Directors.

All directors and nominees are expected to attend the Annual Meeting. At the 2007 Annual Meeting, all members of the Board of Directors were in attendance.

AUDIT COMMITTEE REPORT
NORTH CENTRAL BANCSHARES, INC. AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

The Company’s Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2007 with management and McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm. The Company’s Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with McGladrey & Pullen, LLP.

The Company’s Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed the independence of McGladrey & Pullen, LLP and considered whether the provision of non-audit services by McGladrey & Pullen, LLP or by its affiliate RSM McGladrey, Inc. is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the review and the discussions noted above, the Company’s Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and filed with the SEC.

Audit Committee of
North Central Bancshares, Inc.

Mark M. Thompson (Chairman)
Melvin R. Schroeder
Robert H. Singer, Jr.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company’s financial statements for the years ended December 31, 2007 and 2006 and fees for other services rendered by McGladrey & Pullen, LLP or its affiliate RSM McGladrey, Inc. during those periods:

Audit Fees

	2007	2006
Audit Fees(1)	$113,000	$98,000
Audit-Related Fees(2)	9,100	8,800
Tax Fees(3)	26,705	25,025
All Other Fees(4)	7,800	5,385
Total	$156,605	$137,210

(1)
Includes fees to McGladrey & Pullen, LLP related to review of Form 10-K, annual report and proxy; review of financial statements included in Form 10-Qs; attendance at audit committee meetings related to the audit or reviews; consultations on audit and accounting matters arising during the audit or reviews; and services in connection with statutory and regulatory filings (consents, assistance with and review of documents filed with the SEC).

(2)	Includes fees to McGladrey & Pullen, LLP related to audits of employee benefit plans.

(3)	Includes fees to RSM McGladrey, Inc. related to tax compliance, tax planning and tax advice.

(4)	Includes fees to McGladrey & Pullen, LLP related to FAS123R implementation in 2006 and FIN48 implementation in 2007.

Audit Committee Preapproval Policy

Preapproval of Services. The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent registered public accounting firm or its affiliate, subject to the de minimis exception for non-audit services described below which are approved by the Audit Committee prior to completion of the audit.

Exception. The preapproval requirement set forth above, is not be applicable with respect to non-audit services if:

(i)
The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

(ii)	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)
Such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated to preapprove activities is presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee approved all services performed by McGladrey & Pullen, LLP and RSM McGladrey, Inc. during fiscal year 2007 pursuant to the policies outlined above.

Executive Officers Who Are Not Directors or Nominees

The following individuals are executive officers of the Company and the Bank who are not Continuing Directors or director nominees and hold the offices set forth below opposite their names.

Name	Positions Held with the Company and the Bank
Kyle C. Cook	Chief Financial Officer and Treasurer

Kirk A. Yung	Senior Vice President

The executive officers of the Company and the Bank are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation, or removal.

Biographical information of the executive officers of the Company and the Bank who are not Continuing Directors or director nominees is set forth below.

Kyle C. Cook, CPA, age 35, has been employed with the Company and the Bank since June 2007. He is the Chief Financial Officer of the Company and the Bank and is in charge of the accounting functions of the Bank and the Company. Prior to joining the Company, Mr. Cook was chief financial officer for Liberty Bank in West Des Moines for three years. He began his career with KPMG LLP and was employed there from 1996 to 2004, most recently as a tax senior manager.

Kirk A. Yung, age 45, has been employed with the Bank since 1990, was named Senior Vice President in January 1995 and is in charge of commercial real estate lending.

EXECUTIVE COMPENSATION

The table below sets forth for the compensation for the two individuals who served or is serving as the Company’s Chief Executive Officer and the Company’s two other most highly compensated officers (the “Named Executive Officers” or “NEOs”) for the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compen-sation	All Other Compensation (5)(6) ($)	Total7) ($)
David M. Bradley (1) Chairman, President and Chief Executive Officer	2007 2006	208,333 245,000	100 100	8,130 -	15,948 13,289	- 15,948	20,920 23,921	253,431 298,258

C. Thomas Chalstrom Director, Executive Vice President and Chief Operating Officer	2007 2006	160,000 155,000	100 100	8,130 -	7,974 6,645	- 15,948	5,537 7,384	181,741 185,077

Kirk A. Yung Senior Vice President	2007 2006	108,000 104,000	100 100	- -	- -	20,286 26,572	3,807 4,918	132,193 135,590

Paul F. Bognanno (1) President and Chief Executive Officer	2007	147,193	-	-	5,796	-	-	152,989

(1)
For fiscal year 2007, Mr. Bradley served as the Company’s President and Chief Executive Officer for the periods January 1, 2007 through July 1, 2007. Effective July 1, 2007, Mr. Bognanno succeeded Mr. Bradley in these positions. Effective October 31, 2007, Mr. Bognanno resigned as the Company’s President and Chief Executive Officer. Mr. Bradley, who continued to serve the Company as Chairman of the Board in an executive officer position during Mr. Bognanno’s tenure, was reappointed as the Company’s President and Chief Executive Officer, effective October 31, 2007. Mr. Bognanno continues to serve as a Director of the Company and the Bank.

(2)	No amounts of salary were deferred under the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (“SERP”) during fiscal year 2007.

(3)	Employees of the Company received a $100 holiday bonus in December 2007.

(4)
Represents the compensation cost recognized for the fiscal year for restricted stock and options to purchase shares of common stock outstanding to the named executive officer, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to Note 11 of the Notes to the Consolidated Financial Statements included in the 2007 Annual Report to Shareholders, attached as Exhibit 13.1 to the Annual Report on Form 10-K to be filed with the SEC.

(5)
The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figure shown for each named executive officer includes the following items:

Executive	Tax Gross-up on Holiday Bonus Awards ($)	Allocation of Common Stock under the ESOP ($)	401(k) Matching contributions ($)	Discretionary Company Contribution to the SERP ($)	Total ($)
David M. Bradley	2	925	5,993	14,000	20,920
C. Thomas Chalstrom	8	729	4,800	-	5,537
Kirk A. Yung	8	559	3,240	-	3,807
Paul F. Bognanno *	-	-	-	-	-

*	Employees who are not employed with the Company on the last day of the year forfeit the employer contributions to the Company’s ESOP and 401(k) plan.

(6)	We provide certain non-cash perquisites and personal benefits to each NEO that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

(7)
Adjustment to 2006 compensation: (1) Under the smaller reporting company rules, effective February 4, 2008, we are not required to include pension plan disclosures in the Summary Compensation Table. Accordingly, we omitted the pension plan amounts from the total compensation for the 2006 and 2007 fiscal years; (2) during 2006, the Bank made a $14,000 discretionary contribution to Mr. Bradley’s account under the SERP that was previously reported under the “salary” column and is currently disclosed in the “all other compensation” column. At the time of the contribution, Mr. Bradley was 100% vested in the discretionary contribution made on his behalf; and (3) in December 2006, the executives received a $100 holiday bonus.

The following discussion provides a description of any material factors necessary to an understanding of the information disclosed in the Summary Compensation table.

Annual Incentive Awards. The Company maintains the North Central Bancshares, Inc. 2006 Incentive Award Plan (“Incentive Plan”) for the purpose of promoting growth and profitability of the Company and the Bank by providing eligible key officers with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence.

The Incentive Plan is intended to tie to a meaningful portion of the NEOs’ total compensation to the Company and/or individual objectives. For positions with more strategic responsibilities, the incentive awards are tied to the Company’s performance to a greater extent. In order to tie a significant portion of the Chief Executive Officer’s and the Chief Operating Officer’s total compensation to Company performance, 100% of Mr. Bradley’s and Mr. Chalstrom’s bonus is dependent upon the Company’s attainment of pre-established performance goals. For the Senior Vice President of the Bank, 25% of Mr. Yung’s bonus is tied to the Company’s performance and 75% is tied to his individual performance. For fiscal year 2007, net income or earnings per share goals were applied to measure corporate performance, and Mr. Yung’s individual performance was measured by loan originations. The corporate goals were not achieved due to increased competition and overall economic conditions. In absence of the Company’s attainment of its threshold performance, Mr. Bradley and Mr. Chalstrom did not receive bonuses under the Incentive Plan. In the case of Mr. Yung, 25% of his potential bonus that was tied to the Company’s performance was forgone, and 75% of Mr. Yung’s potential bonus under the Incentive Plan was based on his level of loan originations.

The bonus under the Incentive Plan is calculated by issuing “incentive award units.” An “incentive award unit” is a hypothetical unit, the value of which is equal to .001% of the Company’s budgeted net income for the applicable year (determined in accordance with generally accepted accounting principles) or other value assigned by the Board of Directors. The number of incentive award units that an NEO may receive varies by the NEO’s position and achievement of threshold, target, above target or maximum levels of budgeted net income or other performance goals. The table below sets forth the number of incentive award units that may be attained by the NEOs for achievements of various levels of corporate or individual performance goals in a given year.

Number of Incentive Award Units

	Level of Achievement
Executive *	Threshold	Target	Above Target	Maximum
David M. Bradley	3	6	9	12
C. Thomas Chalstrom	3	6	9	12
Kirk A. Yung	2	3	4	6

*	Mr. Bognanno was not eligible to participate in the plan due to his resignation prior to the completion of the performance period.

For 2007, Mr. Yung achieved the maximum level of performance, thereby earning six incentive award units. Mr. Yung’s bonus was calculated as the product of (x) 75% (the weight of his personal award objectives with respect to his entire bonus), (y) the number of incentive award units attained in 2007, and (z) the value of an incentive award unit.

Equity Incentive Awards. The Company maintains the North Central Bancshares, Inc. 2006 Stock Incentive Plan (“SIP”) for the purpose of promoting growth and profitability of the Company by providing certain directors, key officers and employees of the Company and the Bank with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence through a participation interest in the performance of Common Stock of the Company.

On April 27, 2007, the Company granted restricted stock to the following NEOs pursuant to the SIP and the related Restricted Stock Award Notice: Mr. David M. Bradley, Mr. C. Thomas Chalstrom, and Mr. Paul F. Bognanno. Each individual was granted 300 shares of restricted Company stock under the SIP which become fully vested on April 27, 2008.

On July 1, 2007, the Company issued to Mr. Bognanno an option to purchase 5,000 shares in common stock. The nonqualified stock option was issued under the SIP in connection with his appointment as the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. The strike price of these stock options is based on the closing share price on Mr. Bognanno’s first day of employment as Chief Executive Officer. The shares will vest ratably over a three-year period during his service as a Director of the Company.

Nonqualified Deferred Compensation Plan. The Company maintains the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (the “SERP”). For 2007, Mr. Bradley was the sole participant under the SERP. Mr. Bradley made no deferral contributions to the SERP during 2007. The Company made a $14,000 discretionary contribution to Mr. Bradley’s account under the SERP. Mr. Bradley is 100% vested in the discretionary company contribution made on his behalf during 2007.

Stock Awards and Stock Option Grants Outstanding

The following table sets forth information regarding stock rights outstanding at December 31, 2007 with respect to each Named Executive Officer.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (4)	Number of Shares or Units of Stock That Have Not Vested (#) (5)	Market Value of Shares or Units of Stock That Have Not Vested ($)
David M. Bradley	11,500 (1)	-	$17.38	01/01/2011	300	9,600
	2,000 (2)	8,000 (2)	$38.67	02/24/2016	-	-
C. Thomas Chalstrom	1,000 (2)	4,000 (2)	$38.67	02/24/2016	300	9,600
Kirk A. Yung	-	-	-	-	-	-
Paul F. Bognanno	-	5,000 (3)	$40.25	07/01/2017	300	9,600

(1)	Options vested over five years, at an annual rate of 20%, with the final vesting on January 1, 2006.

(2)	Options vest over five years, at an annual rate of 20%, with the first vesting on February 24, 2007 and each anniversary thereafter.

(3)	Options vest over three years, at an annual rate of 33% with the first vesting scheduled on July 1, 2008 and each anniversary thereafter.

(4)	Options shall expire on the tenth anniversary of the date of grant.

(5)	Restricted stock awards granted on April 27, 2007, which fully vest on April 27, 2008.

Employment Agreements and Retention Agreement

On December 14, 2007, the Company and the Bank, entered into separate, parallel amended and restated employment agreements with Mr. David M. Bradley, as President and Chief Executive Officer of the Company and the Bank and Mr. C. Thomas Chalstrom, as Executive Vice President of the Company and President and Chief Operating Officer of the Bank (collectively, the “Employment Agreements”). Also on December 14, 2007, the Bank entered into an amended and restated retention agreement with Mr. Kirk A. Yung, as Senior Vice President of the Bank (the “Retention Agreement”). The Employment Agreements and the Retention Agreement were amended and restated for the purpose of bringing them into compliance with Section 409A of the Internal Revenue Code and regulations or other guidance promulgated thereunder (collectively “Section 409A”). The Employment Agreements were also amended and restated to revise the retirement benefits severance calculations contained therein.

Employment Agreements. The amended and restated Employment Agreements with Mr. David M. Bradley and Mr. C. Thomas Chalstrom are described below.

•
Term. The Company Employment Agreements contain three-year terms with “evergreen” renewal provisions. The Bank Employment Agreements contain three-year terms; commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with the NEOs’ concurrence and after conducting a performance evaluation, extend this term for an additional year, so that the remaining term shall be three years.

•
Base salary. Each NEO’s base salary will be reviewed annually by the Personnel and Compensation Committee of the Board of Directors. Subject to such review, each NEO’s base salary may be increased on the basis of his job performance and the overall performance of the Company and the Bank.

•
Employee benefits. Each NEO is entitled to participate in stock, retirement and welfare benefit plans and is eligible for fringe benefits applicable to executive personnel that are deemed appropriate by the Company and the Bank.

•
Severance payments. In the event the Company or the Bank terminates the NEO for reasons other than for cause, or in the event of the NEO’s resignation from the Company and the Bank by reason of: (i) failure to be re-appointed, elected or re-elected to his current offices; (ii) a material change in his functions, duties or responsibilities; (iii) a relocation of his principal place of employment without his consent; (iv) a change in control; or (v) a breach of the Employment Agreement by the Company or the Bank, the NEO or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary and bonus payments due to him and the additional contributions or benefits that would have been earned under any employee benefit plans of the Company or the Bank during the remaining term of the Employment Agreement. The Company and the Bank would also continue the NEO’s life, health and disability insurance coverage for the remaining term of the Employment Agreements.

•
Maximum limitations on severance benefits. Cash and benefits paid to an NEO under the Employment Agreement together with payments under other benefit plans following a change in control of the Company or the Bank may constitute an “excess parachute” payment under Section 280G of the Internal Revenue Code (the “Code”), resulting in the imposition of a 20% excise tax on the recipient and the denial of a deduction for such excess amounts to the Company and the Bank. In such an event, payments under the Employment Agreement will be limited to such amount as may be paid without giving rise to such tax.

•
Offset. Payment under the Company Employment Agreement will be made by the Company. In addition, payments under the Bank Employment Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. However, to the extent that payments under the Company Employment Agreement and the Bank Employment Agreement are duplicative, payments due under the Company’s Employment Agreement would be offset by amounts actually paid by the Bank. The Employment Agreements also provide that the NEOs would be entitled to reimbursement of certain costs incurred in negotiating, interpreting or enforcing the Employment Agreements. The NEOs would also be indemnified by the Company and the Bank to the fullest extent allowable under federal and Iowa law, respectively.

•	Covenants. The NEOs agree to covenants providing for the confidentiality of information, and one year of non-competition and non-solicitation of Company or Bank employees and customers.

Retention Agreement. The amended and restated Retention Agreement with Mr. Yung is described below:

•
Term. Commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with Mr. Yung’s concurrence and after conducting a performance evaluation, extend this term for an additional year, so that the remaining term shall be three years.

•
Base Salary. Mr. Yung’s base salary will be reviewed annually by the Personnel and Compensation Committee of the Board of Directors. Subject to such review, his base salary may be increased on the basis of his job performance and the overall performance of the Bank.

•
Employee benefits. Mr. Yung is entitled to participate in stock, retirement and welfare benefit plans and is eligible for fringe benefits applicable to executive personnel that are deemed appropriate by the Bank.

•
Severance plans. In the event the Bank chooses to terminate Mr. Yung’s employment for reasons other than for cause following a change in control, or in the event of Mr. Yung’s resignation from the Bank following a change in control within sixty days of: (i) a material reduction in compensation and benefits from the levels in effect immediately prior to a change in control or (ii) a material adverse change in functions, duties, responsibilities or terms and conditions of employment, Mr. Yung or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the greater of (i) the payments due under the remaining term of the Retention Agreement or (ii) three times the average of the aggregate of his salary plus bonus and the amount of all determinable contributions made to, or under any employee benefit plan for Mr. Yung by the Bank during the period of five years ending on the date of his termination. The Bank would also continue his life, health and disability insurance coverage for thirty-six months following his termination of employment. Mr. Yung would also be indemnified by the Bank to the fullest extent allowable under federal and Iowa law, respectively, for actions related to his service to the Bank as an officer or director.

•
Maximum limitations on severance benefits. Cash and benefits paid to Mr. Yung under the Retention Agreement together with payments under other benefit plans following a change in control of the Company or the Bank may constitute an “excess parachute” payment under Section 280G of the Internal Revenue Code (the “Code”), resulting in the imposition of a 20% excise tax on the recipient and the denial of a deduction for such excess amounts to the Company and the Bank. In such an event, payments under the Retention Agreement will be limited to such amount as may be paid without giving rise to such tax.

•
Covenant. For a period of one year following termination, the Executive agrees not to compete with the Company and the Bank in any city, town or county in which the Bank or Company maintains an office or has filed an application to establish an office.

Post-Employment Payments

Pension Plan. The Bank participates in a multiple-employer noncontributory tax-qualified defined benefit plan (the “Retirement Plan”) for eligible employees. As required, the Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act (“ERISA”).

Employee Stock Ownership Plan and Trust. The Bank has established an employee stock ownership plan (“ESOP”) for eligible employees which now provides for discretionary contributions by the Bank. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code. Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate.

Contributions to the ESOP, if any, are allocated to eligible participants in an amount that is proportional to the amount of compensation recognized by the ESOP in the year of allocation for each participant with such compensation being recognized by the ESOP up to annual amounts specified by the Internal Revenue Service each year. All shares were allocated as of year end December 31, 2007. No subsequent contributions have been made.

The Bank’s contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, any allocated shares for which the ESOP Trustee does not receive voting instructions will be voted in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

Nonqualified Deferred Compensation Plan. The Bank maintains the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (the “SERP”) for the purpose of providing certain executive employees with additional income for retirement and other personal financial goals. The SERP is an unfunded, nonqualified deferred compensation plan that provides for discretionary contributions by the Bank and also offers eligible executives the opportunity to defer the receipt of a portion of their compensation in a manner that defers taxation of such income. Amounts credited as NEO deferrals or Company contributions are 100% vested in the participant at all times and are credited with interest income each January 1. Distributions may be made, in lump sum or installments over a period selected by the participant, upon a participant’s separation from service, attainment of age 65, permanent disability, or death. Section 409A of the Internal Revenue Code (“Section 409A”) imposes additional taxes, interest and penalties on nonqualified deferred compensation arrangements that do not satisfy its requirements. The Company believes that it is administering its nonqualified deferred compensation arrangement in conformity with the requirements of Section 409A. In addition, the Company anticipates amending its nonqualified deferred compensation arrangement by no later than December 31, 2008 to comply with the final regulations issued under Section 409A.

Director Compensation

Fee Arrangements. Currently, non-employee directors receive monthly fees of $550, an additional director’s fee of $425 for each monthly meeting attended and $150 for each committee meeting attended. Non-employee directors who serve as Audit Committee Chair receive $225 for committee meetings. All other board committee chairpersons receive $175 for each committee meeting attended. The Company paid Board and Committee fees totaling $59,620 to its directors for the fiscal year ended December 31, 2007.

Equity Compensation Plans. Directors of the Company are eligible to receive grants of options or restricted stock pursuant to the Company’s equity compensation plans. All options are granted with an exercise price per share equal to the fair market value of a share of Common Stock on the date of the option grant.

The following table sets forth information regarding compensation earned by the non-employee directors of the Company during the last fiscal year.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Paul F. Bognanno(3)	3,625	8,130	11,755
Randall L. Minear	14,050	8,130	22,180
Melvin R. Schroeder	13,975	8,130	22,105
Robert H. Singer, Jr.	14,070	8,130	22,200
Mark M. Thompson	13,900	8,130	22,030

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.

(2)
Represents the compensation cost recognized for the fiscal year for restricted stock awards of the Company to the director, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to Note 11 of the Notes to the Consolidated Financial Statements included in the 2007 Annual Report to shareholders, attached as Exhibit 13.1 to the Annual Report on From 10-K to be filed with the SEC.

(3)
Represents fees earned while a non-employee director from January 1, 2007 to January 31, 2007 and November 1, 2007 to December 31, 2007. Mr. Bognanno also received $2,267.50 in consulting fees. These independent contractor fees are not reported on the Summary Compensation Table in his capacity as an NEO or on the Director Compensation Table in his capacity as a Director.

Transactions With Certain Related Persons

From time to time the Bank makes loans to its and the Company’s officers and directors, which loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to the Bank’s Insider Loan Policy, a majority of the disinterested members of the entire Board of Directors must approve in advance any extension of credit to any executive officer, director, or principle shareholder and their related interests if the aggregate of all extensions of credit to that insider and his or her related interests exceeds the less of 5% of the Bank’s capital or $500,000. The interested party may not participate in the deliberations or voting on such an extension of credit. In addition, subject to certain limited exceptions, the Bank may lend an executive officer no more than the greater of $25,000 or 2.5% of the Bank’s capital and surplus, but in no event more than $100,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to the Company or the Bank, or written representations that no forms were necessary, the Company believes that, during the last fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent shareholders of the Company were complied with.

ADDITIONAL INFORMATION

Date for Submission of Shareholder Proposals

Under the proxy solicitation regulations of the SEC, if you wish to submit a proposal to be included in the Company’s Proxy Statement for the 2009 Annual Meeting, we must receive it by November 10, 2008. SEC rules contain standards as to whether shareholder proposals are required to be included in the Proxy Statement. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the SEC.

In addition, under the Company’s Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2009 Annual Meeting), you must be a shareholder of record and have given timely notice in writing to the Secretary of the Company, according to the procedures set forth in the Company’s Bylaws. If the 2009 Annual Meeting is held on a day that is within thirty (30) days preceding the anniversary of this year’s meeting, we must receive your notice at least sixty (60) days in advance of the 2009 Annual Meeting. For example, if the 2009 Annual Meeting is held on April 21, 2009, we must receive your notice by February 20, 2009. If the 2009 Annual Meeting is held on or after the anniversary of the 2008 Annual Meeting, we must receive your notice at least ninety (90) days in advance of the 2009 Annual Meeting. For example, if the 2009 Annual Meeting is held on May 2, 2009, we must receive your notice by February 1, 2009. Finally, if our 2009 Annual Meeting is held on a date which is outside the time periods set forth above, we must receive your notice by the close of business on the tenth (10th) day following the date on which notice of the 2009 Annual Meeting is first given to shareholders as provided in the Company’s Bylaws.

By Order of the Board of Directors,

/s/ C. Thomas Chalstrom
C. Thomas Chalstrom Secretary

Fort Dodge, Iowa
March 17, 2008

Appendix A
North Central Bancshares, Inc.
Audit Committee Charter

December 2007

The audit committee is a committee of the board of directors. Its primary function is to oversee the accounting and financial reporting processes of North Central Bancshares, Inc. (the “Company”) and audits of the Company’s financial statements. Accordingly, the audit committee assists the board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the board of directors have established, and the audit process.

In meeting its responsibilities, the audit committee is expected to:

1.	Provide an open avenue of communication between the internal auditor, the independent auditor, and the board of directors.

2.	Review and update the committee’s charter annually.

3.
Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including, resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company..

4.
Pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the deminimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

Exception. The pre-approval requirement set forth above, shall not be applicable with respect to non-audit services if:

(iv)
The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

(v)	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(vi)
Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Delegation. The Committee may delegate to one or more designated members of the Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

5.
Determine the appropriate funding to be provided by the Company for payment of (a) compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any advisers employed by the audit committee in carrying out its duties, and (c) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

6.	Approve the appointment, replacement, reassignment, dismissal and compensation of the internal auditor.

7.	Provide oversight of the internal auditor.

8.
Confirm and assure the independence of the internal auditor and the independent auditors, including a review of management consulting services and related fees provided by the independent auditor. Furthermore, the independent auditor and internal auditor will report directly to the audit committee, and not to management.

9.	Inquire of management, the internal auditor, and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

10.	Consider, in consultation with the independent auditor and the internal auditor, the audit scope and plan of the internal auditor and the independent auditor.

11.	Engage independent counsel and other advisers, as it determines necessary, to carry out its duties.

12.	Consider with management and the independent auditor the rationale for employing audit firms other than the principal auditor.

13.
Review with the internal auditor and the independent auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

14.	Consider and review with the independent auditor and the internal auditor:

a.	The adequacy of the company’s internal controls including computerized information system controls and security.

b.	Any related significant findings and recommendations of the independent auditor and internal auditor together with management’s responses thereto.

15.	Review with management and the independent auditor at the completion of the annual examination:

a.	The company’s annual financial statements and related footnotes.

b.	The independent auditor’s audit of the financial statements and his or her report thereon.

c.	Any significant changes required in the independent auditor’s audit plan.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

16.	Consider and review with management and the internal auditor:

a.	Significant findings during the year and management’s responses thereto.

b.	Any difficulties encountered in the course of their audits, including and restrictions on the scope of their work or access to required information.

c.	Any changes required in the planned scope of the audit plan.

d.	The internal auditing department budget and staffing.

e.	The internal auditors annual performance evaluation.

17.
Review filings with the SEC and other published documents containing the company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

18.	Review with management, the independent auditor, and the internal auditor the interim financial report before it is filed with the SEC or other regulators.

19.	Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

20.
Meet with the internal auditor, the independent auditor, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

21.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. As well as procedures for confidential submission, by employees, of concerns regarding questionable accounting or auditing matters.

22.
Oversee and review compliance with the company’s code of business conduct and ethics and the company’s system to monitor and enforce this code. Make determinations and recommend action to the Board of Directors with respect to violations of the code.

23
Review and approve related party transactions, as defined by Section 404 of Regulation S-K, for potential conflicts of interest. Make determinations and recommend action to the Board of Directors regarding related party transactions.

24.	Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

25.
Ensure that it receives from the independent auditors a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The audit committee must actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and must take, or must recommend that the full board take, appropriate action to oversee the independence of the independent auditor.

26.	Prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities, and how they were discharged.

27.
Have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain independent counsel, auditors, or others to assist it in the conduct of any investigation.

28.
Meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

29.	Perform such other functions as assigned by law, the company’s charter or bylaws, or the board of directors.

The membership of the audit committee shall consist of at least three members, each of whom shall meet the criteria for independence established by the rules and regulations of the Nasdaq Stock Market listing standards and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board would interfere with the exercise of independent judgment as an audit committee member. At least one committee member must be an “audit committee financial expert,” as defined by the rules and regulations of the Securities and Exchange Commission Audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee. If an audit committee chairman is not designated or present, the members of the audit committee may designate a chairman by majority vote of the audit committee membership.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.